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[SAUER DANFOSS LOGO]


FOR IMMEDIATE RELEASE
FEBRUARY 6, 2001


SAUER-DANFOSS INC. TO HOLD CONFERENCE CALL TO DISCUSS FOURTH QUARTER 2000
RESULTS

AMES, IOWA, USA, FEBRUARY 6, 2001--SAUER-DANFOSS INC. (NYSE: SHS; FSE: SAR) announced that it will be holding a conference call on February 23, 2001, at 10:00 AM EST, 4:00 PM Frankfurt time. The purpose of the call will be to discuss fourth quarter 2000 results, as well as the outlook for 2001. The company will release fourth quarter results the previous day, after the close of markets.

The call is open to all interested parties and will be broadcast live over the internet via www.streetfusion.com. For those unable to listen to the broadcast live, a replay will also be available at that Web site.

Sauer-Danfoss Inc. is a worldwide leader in the design, manufacture and sale of engineered hydraulic systems and components for use primarily in applications of off-highway mobile equipment. Sauer-Danfoss, with approximately 7,000 employees worldwide and sales of about $950 million, has manufacturing and engineering capabilities in Europe, the United States and China, and principal business centers in Ames, Iowa; Neumunster, Germany; and Nordborg, Denmark. More details online at www.sauer-danfoss.com.


FOR FURTHER INFORMATION PLEASE CONTACT:
SAUER-DANFOSS INC. - INVESTOR RELATIONS

KENNETH D. MCCUSKEY           Sauer-Danfoss Inc.    Phone:   (515) 239-6364
Vice President - Finance      2800 East 13th Street Fax:     (515) 239-6443
                              Ames, Iowa, USA 50010 kmccuskey@sauer-danfoss.com

JOHN N. LANGRICK              Sauer-Danfoss Inc.    Phone:   +49-4321-871-190
Director of Finance - Europe  Krokamp 35            Fax:     +49-4321-871-121
                              D-24539 Neumunster    jlangrick@sauer-danfoss.com


Internet:  http://www.sauer-danfoss.com